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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                     UBS AG
             (Exact Name of Registrant as Specified in Its Charter)

                SWITZERLAND                                    98-0186363
(State of Incorporation or Organization)                    (I.R.S. Employer
                                                           Identification no.)
      Banthofstrasse 45, Zurich
(Address or Principal Executive Offices)                        (Zip Code)

If this form relates to the                If this form relates to the
registration of a class of securities      registration of a class of
pursuant to Section 12(b) of the           securities pursuant to Section 12(g)
Exchange Act and is effective              of the Exchange Act and is effective
pursuant to General Instruction            pursuant to General Instruction
A.(c), please check the following          A.(d), please check the following
box: [X]                                   box: [ ]

Securities Act registration statement file number to which this form
relates:                                       File No. 333-46930
                                                (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

        Title of Each Class                  Name of Each Exchange on Which
        To be so Registered                  Each Class is to be Registered
 Goals due June 2002 (linked to the           American Stock Exchange
 common stock of Intel Corporation)



Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of Class)
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INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

                  UBS AG (the "Company") hereby incorporates by reference the description of its securities to be registered hereunder contained in the Prospectus under "Description of Notes We May Offer" and in the form of Prospectus Supplement, both filed with the Commission on December 8, 2000, under Rule 424(b), pursuant to an effective Registration Statement on Form F-1 (No. 333-46930) filed with the Securities and Exchange Commission on September 29, 2000, as amended by Amendment No. 1 thereto dated November 9, 2000 (the "F-1 Registration Statement"), under the Securities Act of 1933, as amended.



ITEM 2.           EXHIBITS.

                  1. Form of Indenture, between the Company and U.S. Bank Trust National Association, as Trustee (included as
                        Exhibit 4.1 to the F-1 Registration Statement)

                  2.    Form of GOALs linked to the common stock of Intel
                        Corporation
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                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                            UBS AG
                                               (Registrant)


Date:  December 14, 2000                    By: /s/ ROBERT C. DINERSTEIN
                                                -----------------------------
                                                 Robert C. Dinerstein
                                                 Managing Director



                                            By: /s/ ROBERT B. MILLS
                                                -----------------------------
                                                 Robert B. Mills
                                                 Managing Director
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                           INSTRUCTIONS AS TO EXHIBITS

                  If the securities to be registered on this form are to be registered on an exchange on which other securities of the registrant are registered, or are to be registered pursuant to Section 12(g) of the Act, copies of all constituent instruments defining the rights of the holders of each class of such securities, including any contracts or other documents which limit or qualify the rights of such holders, shall be filed as exhibits with each copy of the registration statement filed with the Commission or with an exchange, subject to Rule 12b-32 regarding incorporation of exhibits by reference.